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                                                                   EXHIBIT 10.27

                            LOAN AND PLEDGE AGREEMENT

     THIS LOAN AND PLEDGE AGREEMENT (this "Agreement"), dated as of December 12, 2000, is between Independent Wireless One Corporation, a Delaware corporation (the "Lender"), and Steven M. Nielsen (the "Borrower").

     The parties hereto agree as follows:

     1.   Amount and Terms of the Loan.

          1.1. The Loan. On the terms and subject to the conditions of this Agreement, the Lender agrees to lend up to $406,000.00 to the Borrower representing 100% of the purchase price for 58,000.0000 shares of Class B Common Stock, par value $0.01 per share (collectively, the "Purchased Shares"), of IWO Holdings, Inc., a Delaware corporation ("Holdings"), to be purchased by Borrower pursuant to a subscription agreement between the Borrower and Holdings (the "Subscription Agreement"). Half of this amount (up to $203,000.00) shall be made in a first loan ("Loan A"), and the other half (up to $203,000.00) shall be made in a second loan ("Loan B"). The rate of interest for Loan A and Loan B shall be calculated pursuant to the provisions of the forms of Negotiable Secured Promissory Note attached hereto as Exhibit A and Exhibit B, respectively. Loans A and B contemplated hereby are collectively referred to as the "Loan."

          1.2. Maturity Date. Subject to the prepayment provisions of subsections 1.3 and 1.4 and the acceleration provisions set forth below and in
Section 3 below, Loan A shall mature on March 31, 2003 (the "A Maturity Date"), and Loan B shall mature on the date (the "B Maturity Date") on which the Borrower is paid his annual cash bonus (the "2000 Bonus") for the fiscal year beginning January 1, 2000 pursuant to the employment agreement between the Lender and the Borrower. Notwithstanding the foregoing, all principal and accrued but unpaid interest outstanding under the Loan will automatically become due and payable on the earlier of (1) the date the Borrower's employment with the Lender and its affiliates terminates unless his employment terminates due to death or Disability (as defined in the employment agreement between the Lender and Borrower) or (2) the date of an Approved Sale (as defined in the Amended and Restated Stockholders Agreement, dated as of December 1, 2000, to which Holdings and the Borrower are parties).

          1.3. Mandatory Prepayments and Payments.

               (a) Any cash received upon a dividend or distribution with respect to, or an exchange or conversion of, Pledged Property shall be applied to reduce the Loan B balance first, if any, and the Loan A balance second (with any accrued but unpaid interest being reduced first). Any cash in excess of that applied to repay in full all principal and interest outstanding under the Loan shall be paid to the Borrower.

               (b) The Borrower shall pay from his annual cash bonus, beginning with his 2000 Bonus, an amount equal to not less than 20 percent (20%) of such bonus, net of applicable state and federal taxes due thereon, within five (5) business days of the Borrower's receipt of such bonus. Such payments shall be applied to reduce the outstanding Loan A balance (with any accrued but unpaid interest being reduced first).

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               (c) The Borrower shall pay on the B Maturity Date an amount equal to the Loan B balance within five (5) business days of the Borrower's receipt of the 2000 bonus notwithstanding any insufficiency of the 2000 Bonus to pay such amount.

          1.4. Optional Prepayments.

               (a) The Borrower may make voluntary prepayments on the Loan at any time without penalty. Any such prepayments shall be applied to reduce the Loan B balance first, if any, and the Loan A balance second (with any accrued but unpaid interest being reduced first).

               (b) In the event that the Borrower at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, whether for the purpose of selling such Pledged Property or otherwise, as a condition to the release, the Borrower shall make arrangements satisfactory to the Lender to prepay the greater of (i) an amount as of the date of the release equal to the value of the Pledged Property sought to be released and (ii) an amount as of the date of the release so that the outstanding Loan balance remaining unpaid after giving effect to such pre-payment does not exceed fifty percent (50%) of the fair market value of the remaining Pledged Property, as determined in good faith by the Lender. Any such prepayment shall be applied first to accrued but unpaid interest and then to principal.

          1.5. Evidence of Borrowing. Loan A will be evidenced by a promissory note in substantially the form attached as Exhibit A to this Agreement ("Note A"), and Loan B will be evidenced by a promissory note in substantially the form attached as Exhibit B to this Agreement ("Note B"). The Borrower will promptly execute and deliver to the Lender any other instruments evidencing the Loan reasonably requested by the Lender.

     2.   Security.

          2.1. Grant of Security Interest. As security for the Borrower's performance of this Agreement and the Borrower's indefeasible payment in full of the Loan and all interest thereon in accordance with this Agreement, the Borrower hereby pledges, hypothecates, assigns, transfers and delivers to the Lender and grants the Lender a continuing security interest in the Borrower's right, title and interest in and to the Pledged Property, to have and to hold, together with all rights, titles, interests, privileges and preferences incidental thereto, unto the Lender, its successors and assigns, forever, subject to the terms and conditions of this Agreement. As used in this Agreement, "Pledged Property" means (a) with respect to Loan A, 29,000.0000 of the Purchased Shares, any and all cash, securities or other property issued or distributed in respect thereof or in exchange therefor, and any and all proceeds thereof and (b) with respect to Loan B, the remaining 29,000.0000 of the Purchased Shares, any and all cash, securities or other property issued or distributed in respect thereof or in exchange therefor, and any and all proceeds thereof.

          2.2. Perfection of Security Interest. Simultaneously with the execution and delivery of this Agreement, the Borrower will deliver to the Lender all instruments and certificates evidencing the Pledged Property and will execute and deliver to the Lender stock powers or assignments in such forms as may reasonably be requested by the Lender with respect to each such instrument or certificate. The Borrower will use his reasonable best efforts to perform all additional acts and execute all other documents reasonably requested by the Lender at any time to further evidence, perfect, maintain and enforce the Lender's security interest in the

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Pledged Property. The Borrower will not pledge, sell, assign, transfer, hypothecate or grant a security interest in any of the Pledged Property to any other person while any principal or interest remains outstanding on the Loan.

          2.3. Voting and Other Rights of the Borrower and the Lender. So long as no Event of Default (as described in subsection 3.1) has occurred and is continuing, the Borrower will be entitled to vote and to exercise all other rights and remedies with respect to the Pledged Property. Upon the occurrence and during the continuance of an Event of Default, the Lender, subject to the terms and conditions of this Agreement, will have the right, after the delivery of written notice to the Borrower, to vote and to exercise all other rights and remedies with respect to the Pledged Property.

          2.4. Release of Collateral. In the event of any prepayment of principal under the Loan, the Lender will release from the pledge under this Agreement a portion of the Pledged Property equal to the percentage of the outstanding principal balance so paid, provided, that the Lender will retain Pledged Property with an aggregate fair market value, as determined in good faith by the Lender, equal to at least two hundred percent (200%) of the outstanding Loan balance as of the date of the prepayment (after giving effect to the prepayment).

     3.   Events of Default.

          3.1. Events of Default. For purposes of this Agreement, any of the following events will constitute an Event of Default:

               (a) the Borrower fails to pay any amount due under Loan A or Loan B, as the case may be, and the default remains uncured for a period of (10) days after the date the Lender gives the Borrower notice of the default;

               (b) the Borrower defaults under or breaches any other covenant, representation or warranty under Note A, Note B or this Agreement and the default or breach remains uncured for a period of thirty (30) days after the date the Lender gives the Borrower notice of his default or breach;

               (c) the Borrower applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 7 or Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law; or

               (d) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Borrower, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

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          3.2. Consequences of Events of Default. If an Event of Default occurs and is continuing, the Lender may accelerate all amounts due on Loan A or Loan B, as the case may be, foreclose on the Pledged Property and may otherwise exercise any and all rights of a secured party under applicable law.

     4.   General.

          4.1. Compliance with Withholding. The Lender shall have the right to require the Borrower to pay to the Lender the amount of any taxes that are required to be withheld in connection with any repayment of the Loan, any release of Pledged Property or any sale of Pledged Property. To the extent permitted by the Lender, the Borrower may elect to have any distribution otherwise required to be made under this Agreement to be withheld to fulfill any tax withholding obligation.

          4.2. Amendment and Waiver. This Agreement may be amended, and any provision hereof may be waived, only by a writing signed by the party to be charged by written agreement of the Borrower and the Lender, without the consent of any other person.

          4.3. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          4.4. Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which relate to the subject matter hereof.

          4.5. Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York.

          4.6. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          4.7. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

          If to the Lender to:

               Independent Wireless One Corporation
               319 Great Oaks Boulevard
               Albany, New York 12203
               Attention: Chief Executive Officer

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               with a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               New York, New York 10166
               Attention: E. Michael Greancy, Esq.

          If to the Borrower to:

               Steven M. Nielsen
               26 Port Iluron Drive
               Niskayuna, New York 12309

         [The remainder of this page has been intentionally left blank.]

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     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

BORROWER                           Independent Wireless One Corporation
/s/ Steven M.Nielsen
-------------------------          By: /s/[ILLEGIBLE]
Steven M. Nielsen                     ----------------------------------
                                      Name:  [ILLEGIBLE]
                                      Title: SECRETARY

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